Citigroup Global Markets Holdings Inc.	December 20, 2024 Medium-Term Senior Notes, Series N Pricing Supplement No. 2024-USNCH25043 Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-270327 and 333-270327-01

4,516 Trigger Jump Securities with Auto-Callable Feature Based Upon the Worst Performing of the EURO STOXX 50® Index, the S&P 500® Index and the TOPIX® Index Due December 26, 2030

Principal at Risk Securities

▪	The securities offered by this pricing supplement are unsecured debt securities issued by Citigroup Global Markets Holdings Inc. and guaranteed by Citigroup Inc. Unlike conventional debt securities, the securities do not pay interest, do not guarantee the repayment of principal at maturity and are subject to potential automatic early redemption on a periodic basis beginning approximately one year after issuance on the terms described below. Your return on the securities will depend on the worst performing of the EURO STOXX 50® Index, the S&P 500® Index and the TOPIX® Index (each, an “underlying index”).

▪	The securities provide for the repayment of principal plus a premium following the first valuation date, beginning approximately one year after issuance, on which the closing level of the worst performing underlying index is greater than or equal to its initial index level. If the closing level of the worst performing underlying index is not greater than or equal to its initial index level on any valuation date prior to the final valuation date, the securities will not be automatically redeemed at a premium and, instead, you will receive a payment at maturity that may be greater than, equal to or less than the stated principal amount, depending on the final index level of the worst performing underlying index on the final valuation date. If the securities are not automatically redeemed prior to maturity and the final index level of the worst performing underlying index on the final valuation date is greater than or equal to its initial index level, you will receive at maturity the stated principal amount of your securities plus the premium applicable to final valuation date. If the securities are not automatically redeemed prior to maturity and the final index level of the worst performing underlying index on the final valuation date is less than its initial index level but greater than or equal to its trigger level, you will receive at maturity the stated principal amount of your securities. However, if the securities are not automatically redeemed prior to maturity and the final index level of the worst performing underlying index on the final valuation date is less than its trigger level, you will lose at least 20%, and possibly significantly more and up to all, of your investment in the securities.

▪	Your return on the securities will depend solely on the performance of the worst performing underlying index, and you will not benefit in any way from the performance of the better performing underlying index.

▪	If we and Citigroup Inc. default on our obligations, you may not receive any amount owed to you under the securities. All payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.

KEY TERMS
Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Underlying indices:	Underlying index	Initial index level*	Trigger level**
	EURO STOXX 50® Index (ticker symbol: “SX5E”)	4,862.28	3,889.824
	S&P 500® Index (ticker symbol: “SPX”)	5,930.85	4,744.680
	TOPIX® Index (ticker symbol: “TPX”)	2,701.99	2,161.592
	* For each underlying index, its closing level on the pricing date ** For each underlying index, 80% of its initial index level
Aggregate stated principal amount:	$4,516,000
Stated principal amount:	$1,000 per security
Pricing date:	December 20, 2024
Issue date:	December 26, 2024
Maturity date:	December 26, 2030
Automatic early redemption:	If, on any valuation date prior to the final valuation date, the closing level of the worst performing underlying index is greater than or equal to its initial index level, the securities will be automatically redeemed on the potential redemption date immediately following that valuation date for an amount in cash per security equal to $1,000 plus the premium applicable to that valuation date. If the securities are automatically redeemed following any valuation date prior to the final valuation date, they will cease to be outstanding and you will not be entitled to receive the premium applicable to any later valuation date.
Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity, for each $1,000 stated principal amount security you then hold, an amount in cash equal to:

▪  If the final index level of the worst performing underlying index on the final valuation date is greater than or equal to its initial index level: $1,000 + the premium applicable to the final valuation date

▪  If the final index level of the worst performing underlying index on the final valuation date is less than its initial index level but greater than or equal to its trigger level: $1,000

▪  If the final index level of the worst performing underlying index on the final valuation date is less than its trigger level:
$1,000 + ($1,000 × the index return of the worst performing underlying index on the final valuation date)

If the securities are not automatically redeemed prior to maturity and the final index level of the worst performing underlying index on the final valuation date is less than its trigger level, your payment at maturity will be less, and possibly significantly less, than $800.00 per security. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion or all of your investment.

Listing:	The securities will not be listed on any securities exchange, may have limited or no liquidity and are designed to be held to maturity
Underwriter:	Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal
Underwriting fee and issue price:	Issue price(1)(2)	Underwriting fee	Proceeds to issuer
Per security:	$1,000.00	$30.00(2)	$965.00
$5.00(3)
Total:	$4,516,000.00	$158,060.00	$4,357,940.00

(Key Terms continued on next page)

(1) On the date of this pricing supplement, the estimated value of the securities is $948.20 per security, which is less than the issue price. The estimated value of the securities is based on CGMI’s proprietary pricing models and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you at any time after issuance. See “Valuation of the Securities” in this pricing supplement.

(2) CGMI, an affiliate of Citigroup Global Markets Holdings Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of $35.00 for each $1,000 security sold in this offering. Certain selected dealers, including Morgan Stanley Wealth Management, and their financial advisors will collectively receive from CGMI a fixed selling concession of $30.00 for each $1,000 security they sell. Additionally, it is possible that CGMI and its affiliates may profit from hedging activity related to this offering, even if the value of the securities declines. See “Use of Proceeds and Hedging” in the accompanying prospectus.

(3) Reflects a structuring fee payable to Morgan Stanley Wealth Management by CGMI of $5.00 for each security.

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Summary Risk Factors” beginning on page PS-8.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus are truthful or complete. Any representation to the contrary is a criminal offense. You should read this pricing supplement together with the accompanying product supplement, underlying supplement, prospectus supplement and prospectus, which can be accessed via the hyperlinks below.

Product Supplement No. EA-02-10 dated March 7, 2023       Underlying Supplement No. 11 dated March 7, 2023

Prospectus Supplement and Prospectus each dated March 7, 2023

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Citigroup Global Markets Holdings Inc.

4,516 Trigger Jump Securities with Auto-Callable Feature Based Upon the Worst Performing of the EURO STOXX 50® Index, the S&P 500® Index and the TOPIX® Index Due December 26, 2030

Principal at Risk Securities

KEY TERMS (continued)
Valuation dates, potential redemption dates and premiums:	The valuation dates and potential redemption dates are listed below. The premium applicable to each valuation date is set forth below. The premium may represent a return that is significantly less than the appreciation of any underlying index from the pricing date to the applicable valuation date.
	Valuation Date*	Potential Redemption Date**	Premium
	December 29, 2025	January 2, 2026	14.300% of the stated principal amount
	March 23, 2026	March 26, 2026	17.875% of the stated principal amount
	June 22, 2026	June 25, 2026	21.450% of the stated principal amount
	September 24, 2026	September 29, 2026	25.025% of the stated principal amount
	December 21, 2026	December 24, 2026	28.600% of the stated principal amount
	March 23, 2027	March 29, 2027	32.175% of the stated principal amount
	June 21, 2027	June 24, 2027	35.750% of the stated principal amount
	September 21, 2027	September 24, 2027	39.325% of the stated principal amount
	December 20, 2027	December 23, 2027	42.900% of the stated principal amount
	March 21, 2028	March 24, 2028	46.475% of the stated principal amount
	June 20, 2028	June 23, 2028	50.050% of the stated principal amount
	September 20, 2028	September 25, 2028	53.625% of the stated principal amount
	December 20, 2028	December 26, 2028	57.200% of the stated principal amount
	March 21, 2029	March 26, 2029	60.775% of the stated principal amount
	June 20, 2029	June 25, 2029	64.350% of the stated principal amount
	September 20, 2029	September 25, 2029	67.925% of the stated principal amount
	December 20, 2029	December 26, 2029	71.500% of the stated principal amount
	March 21, 2030	March 26, 2030	75.075% of the stated principal amount
	June 20, 2030	June 25, 2030	78.650% of the stated principal amount
	September 20, 2030	September 25, 2030	82.225% of the stated principal amount
	December 20, 2030 (the “final valuation date”)	N/A	85.800% of the stated principal amount

*Each valuation date is subject to postponement if such date is not a scheduled trading day or certain market disruption events occur with respect to any of the underlying indices

** If the valuation date immediately preceding any potential redemption date is postponed, that potential redemption date will also be postponed so that it falls on the third business day after such valuation date, as postponed

Final index level:	For each underlying index, its closing level on the final valuation date
Index return:	For each underlying index on any valuation date, (i) its closing level on such valuation date minus its initial index level, divided by (ii) its initial index level
Worst performing underlying index:	On any valuation date, the underlying index with the lowest index return on such valuation date
CUSIP / ISIN:	17333A2W8 / US17333A2W80

Additional Information

The terms of the securities are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement. The accompanying product supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement. For example, certain events may occur that could affect whether the securities are automatically redeemed or your payment at maturity. These events and their consequences are described in the accompanying product supplement in the sections “Description of the Securities—Consequences of a Market Disruption Event; Postponement of a Valuation Date” and “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Index—Discontinuance or Material Modification of an Underlying Index,” and not in this pricing supplement. The accompanying underlying supplement contains important disclosures regarding each underlying index that are not repeated in this pricing supplement. It is important that you read the accompanying product supplement, underlying supplement, prospectus supplement and prospectus together with this pricing supplement in connection with your investment in the securities. Certain terms used but not defined in this pricing supplement are defined in the accompanying product supplement.

December 2024	PS-2

Citigroup Global Markets Holdings Inc.

4,516 Trigger Jump Securities with Auto-Callable Feature Based Upon the Worst Performing of the EURO STOXX 50® Index, the S&P 500® Index and the TOPIX® Index Due December 26, 2030

Principal at Risk Securities

Investment Summary

The securities do not provide for the regular payment of interest. Instead, beginning approximately one year after issuance, the securities will be automatically redeemed if the closing level of the worst performing underlying index on any valuation date prior to the final valuation date is greater than or equal to its initial index level, for an amount in cash per security equal to $1,000 plus a premium that will increase over the term of the securities, as described on the cover page of this pricing supplement. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final index level of the worst performing underlying index on the final valuation date is greater than or equal to its initial index level, investors will receive an amount in cash per security equal to $1,000 plus the premium applicable to the final valuation date, as set forth below. If the securities have not previously been redeemed and the final index level of the worst performing underlying index on the final valuation date is less than its initial index level but greater than or equal to its trigger level, investors will receive the stated principal amount of $1,000 per security. However, if the securities are not redeemed prior to maturity and the final index level of the worst performing underlying index on the final valuation date is less than its trigger level, investors will be exposed to the depreciation of the worst performing underlying index from its initial index level to its final index level on a 1-to-1 basis, and will receive a payment at maturity that is less than 80% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment. Investors will not participate in any appreciation of any underlying index.

Maturity:	Approximately 6 years
Automatic early redemption:	If, on any valuation date prior to the final valuation date, the closing level of the worst performing underlying index is greater than or equal to its initial index level, the securities will be automatically redeemed on the potential redemption date immediately following that valuation date for an amount in cash per security equal to $1,000 plus the premium applicable to that valuation date. If the securities are automatically redeemed following any valuation date prior to the final valuation date, they will cease to be outstanding and you will not be entitled to receive the premium applicable to any later valuation date.
Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity, for each $1,000 stated principal amount security you then hold, an amount in cash equal to:

▪  If the final index level of the worst performing underlying index on the final valuation date is greater than or equal to its initial index level:

$1,000 + the premium applicable to the final valuation date

▪  If the final index level of the worst performing underlying index on the final valuation date is less than its initial index level but greater than or equal to its trigger level:

$1,000

▪  If the final index level of the worst performing underlying index on the final valuation date is less than its trigger level:

$1,000 + ($1,000 × the index return of the worst performing underlying index on the final valuation date)

December 2024	PS-3

Citigroup Global Markets Holdings Inc.

4,516 Trigger Jump Securities with Auto-Callable Feature Based Upon the Worst Performing of the EURO STOXX 50® Index, the S&P 500® Index and the TOPIX® Index Due December 26, 2030

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, beginning approximately one year after issuance, the securities will be automatically redeemed if the closing level of the worst performing underlying index on any valuation date prior to the final valuation date is greater than or equal to its initial index level.

The following scenarios are for illustrative purposes only to demonstrate how an automatic early redemption payment or the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed prior to maturity and the payment at maturity may be less than 80% of the stated principal amount of the securities and may be zero.

Scenario 1: The securities are automatically redeemed prior to maturity	Beginning approximately one year following the issuance of the securities, if the closing level of the worst performing underlying index is greater than or equal to its initial index level on any valuation date prior to the final valuation date, the securities will be automatically redeemed for an amount in cash per security equal to $1,000 plus the premium applicable to that valuation date. Investors do not participate in any appreciation of any underlying index.
Scenario 2: The securities are not automatically redeemed prior to maturity, and investors receive an amount in cash per security equal to $1,000 plus the premium applicable to the final valuation date at maturity	This scenario assumes that the closing level of the worst performing underlying index is less than its initial index level on each valuation date prior to the final valuation date (beginning approximately one year after issuance). Consequently, the securities are not redeemed prior to maturity. The final index level of the worst performing underlying index on the final valuation date is greater than or equal to its initial index level. At maturity, investors will receive a cash payment equal to $1,000 plus the applicable premium per security. Investors do not participate in any appreciation of any underlying index.
Scenario 3: The securities are not automatically redeemed prior to maturity, and investors receive the stated principal amount at maturity	This scenario assumes that the closing level of the worst performing underlying index is less than its initial index level on each valuation date prior to the final valuation date (beginning approximately one year after issuance). Consequently, the securities are not redeemed prior to maturity. The final index level of the worst performing underlying index on the final valuation date is less than its initial index level, but greater than or equal to its trigger level. At maturity, investors will receive a cash payment equal to the $1,000 stated principal amount per security.
Scenario 4: The securities are not automatically redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity	This scenario assumes that the closing level of the worst performing underlying index is less than its initial index level on each valuation date prior to the final valuation date (beginning approximately one year after issuance). Consequently, the securities are not redeemed prior to maturity. The final index level of the worst performing underlying index on the final valuation date is less than its trigger level. At maturity, investors will lose 1% for every 1% decline in the value of the worst performing underlying index on the final valuation date from its initial index level to its final index level (e.g., a 50% depreciation in the worst performing underlying index as of the final valuation date will result in a payment at maturity of $500 per security). Under these circumstances, the payment at maturity will be significantly less than the stated principal amount and could be zero.
December 2024	PS-4

Citigroup Global Markets Holdings Inc.

4,516 Trigger Jump Securities with Auto-Callable Feature Based Upon the Worst Performing of the EURO STOXX 50® Index, the S&P 500® Index and the TOPIX® Index Due December 26, 2030

Principal at Risk Securities

Hypothetical Examples

The following table illustrates how the amount payable per security will be calculated if the closing level of the worst performing underlying index is greater than or equal to its initial index level on one of the valuation dates prior to the final valuation date. Figures below have been rounded for ease of analysis.

Investors in the securities will not receive any dividends on the stocks that constitute the underlying indices. The examples below do not show any effect of lost dividend yield over the term of the securities. See “Summary Risk Factors—Investing in the securities is not equivalent to investing in the underlying indices or the stocks that constitute the underlying indices” below.

If the first valuation date on which the closing level of the worst performing underlying index is greater than or equal to its initial index level is . . .	. . . then you will receive the following payment per security upon automatic early redemption:
1st valuation date	$1,000 + applicable premium = $1,000 + $143.00 = $1,143.00
2nd valuation date	$1,000 + applicable premium = $1,000 + $178.75 = $1,178.75
3rd valuation date	$1,000 + applicable premium = $1,000 + $214.50 = $1,214.50
4th valuation date	$1,000 + applicable premium = $1,000 + $250.25 = $1,250.25
5th valuation date	$1,000 + applicable premium = $1,000 + $286.00 = $1,286.00
6th valuation date	$1,000 + applicable premium = $1,000 + $321.75 = $1,321.75
7th valuation date	$1,000 + applicable premium = $1,000 + $357.50 = $1,357.50
8th valuation date	$1,000 + applicable premium = $1,000 + $393.25 = $1,393.25
9th valuation date	$1,000 + applicable premium = $1,000 + $429.00 = $1,429.00
10th valuation date	$1,000 + applicable premium = $1,000 + $464.75 = $1,464.75
11th valuation date	$1,000 + applicable premium = $1,000 + $500.50 = $1,500.50
12th valuation date	$1,000 + applicable premium = $1,000 + $536.25 = $1,536.25
13th valuation date	$1,000 + applicable premium = $1,000 + $572.00 = $1,572.00
14th valuation date	$1,000 + applicable premium = $1,000 + $607.75 = $1,607.75
15th valuation date	$1,000 + applicable premium = $1,000 + $643.50 = $1,643.50
16th valuation date	$1,000 + applicable premium = $1,000 + $679.25 = $1,679.25
17th valuation date	$1,000 + applicable premium = $1,000 + $715.00 = $1,715.00
18th valuation date	$1,000 + applicable premium = $1,000 + $750.75 = $1,750.75
19th valuation date	$1,000 + applicable premium = $1,000 + $786.50 = $1,786.50
20th valuation date	$1,000 + applicable premium = $1,000 + $822.25 = $1,822.25
December 2024	PS-5

Citigroup Global Markets Holdings Inc.

4,516 Trigger Jump Securities with Auto-Callable Feature Based Upon the Worst Performing of the EURO STOXX 50® Index, the S&P 500® Index and the TOPIX® Index Due December 26, 2030

Principal at Risk Securities

Even if, on any valuation date prior to the final valuation date, the closing level of an underlying index is greater than or equal to its initial index level, if the closing level of any underlying index is less than its initial index level, you will not receive the premium indicated above following that valuation date. In order to receive the premium indicated above, the closing level of each underlying index must be greater than or equal to its initial index level on the applicable valuation date.

The examples below illustrate how the payment at maturity will be calculated if the securities are not automatically redeemed prior to maturity. The examples are based on the following hypothetical values and do not reflect the actual initial index levels of any of the underlying indices or their applicable trigger levels. For the actual initial index level and trigger level of each underlying index, see the cover page of this pricing supplement. We have used these hypothetical values, rather than the actual values, to simplify the calculations and aid understanding of how the securities work. However, you should understand that the actual payment at maturity on the securities will be calculated based on the actual initial index level and trigger level of each underlying index, and not the hypothetical values indicated below. For ease of analysis, figures below may have been rounded.

The examples are based on, for each underlying index, a hypothetical initial index level of 100.00 and a hypothetical trigger level of 80.000 and the hypothetical final index levels indicated below. If the securities are not automatically redeemed prior to maturity, your actual payment at maturity will depend on the actual final index level of the worst performing underlying index on the final valuation date.

Example 1—Upside Scenario. The hypothetical final index level of the EURO STOXX 50® Index is 115.00 (a 15% increase from its hypothetical initial index level), the hypothetical final index level of the S&P 500® Index is 110.00 (a 10% increase from its hypothetical initial index level) and the hypothetical final index level of the TOPIX® Index is 120.00 (a 20% increase from its hypothetical initial index level). Because the index return of the S&P 500® Index on the final valuation date is lower than the index return of the EURO STOXX 50® Index and the TOPIX® Index on the final valuation date in this example, the S&P 500® Index would be the worst performing underlying index on the final valuation date.

In this scenario, because the final index level of the worst performing underlying index on the final valuation date is greater than or equal to its initial index level, the payment at maturity per security would be calculated as follows:

Payment at maturity per security	=	$1,000 + the premium applicable to the final valuation date
	=	$1,000 + $858.00
	=	$1,858.00

In this scenario, because the final index level of the worst performing underlying index on the final valuation date is greater than its initial index level, you would be repaid the stated principal amount of $1,000 per security at maturity plus the premium applicable to the final valuation date.

Example 2—Par Scenario. The hypothetical final index level of the EURO STOXX 50® Index is 115.00 (a 15% increase from its hypothetical initial index level), the hypothetical final index level of the S&P 500® Index is 95.00 (a 5% decrease from its hypothetical initial index level) and the hypothetical final index level of the TOPIX® Index is 105.00 (a 5% increase from its hypothetical initial index level). Because the index return of the S&P 500® Index on the final valuation date is lower than the index return of the EURO STOXX 50® Index and the TOPIX® Index on the final valuation date in this example, the S&P 500® Index would be the worst performing underlying index on the final valuation date.

In this scenario, because the final index level of the worst performing underlying index is less than its initial index level but greater than or equal to its trigger level, you would be repaid the stated principal amount of $1,000 per security at maturity but would not receive any premium.

Example 3—Downside Scenario. The hypothetical final index level of the EURO STOXX 50® Index is 95.00 (a 5% decrease from its hypothetical initial index level), the hypothetical final index level of the S&P 500® Index is 105.00 (a 5% increase from its hypothetical initial index level) and the hypothetical final index level of the TOPIX® Index is 40.00 (a 60% decrease from its hypothetical initial index level). Because the index return of the TOPIX® Index on the final valuation date is lower than the index return of the EURO STOXX 50® Index and the S&P 500® Index on the final valuation date in this example, the TOPIX® Index would be the worst performing underlying index on the final valuation date.

December 2024	PS-6

Citigroup Global Markets Holdings Inc.

4,516 Trigger Jump Securities with Auto-Callable Feature Based Upon the Worst Performing of the EURO STOXX 50® Index, the S&P 500® Index and the TOPIX® Index Due December 26, 2030

Principal at Risk Securities

In this scenario, because the final index level of the worst performing underlying index on the final valuation date is less than its trigger level, the payment at maturity per security would be calculated as follows:

Payment at maturity per security	=	$1,000 + ($1,000 × the index return of the worst performing underlying index on the final valuation date)
	=	$1,000 + ($1,000 × -60%)
	=	$1,000 + -$600.00
	=	$400.00

In this scenario, the worst performing underlying index on the final valuation date has depreciated by more than 20% from its initial index level to its final index level, which is less than its trigger level. Accordingly, your payment at maturity in this scenario would reflect 1-to-1 downside exposure to the depreciation of the worst performing underlying index from its initial index level to its final index level, and you would incur a significant loss on your investment.

December 2024	PS-7

Citigroup Global Markets Holdings Inc.

4,516 Trigger Jump Securities with Auto-Callable Feature Based Upon the Worst Performing of the EURO STOXX 50® Index, the S&P 500® Index and the TOPIX® Index Due December 26, 2030

Principal at Risk Securities

Summary Risk Factors

An investment in the securities is significantly riskier than an investment in conventional debt securities. The securities are subject to all of the risks associated with an investment in our conventional debt securities (guaranteed by Citigroup Inc.), including the risk that we and Citigroup Inc. may default on our obligations under the securities, and are also subject to risks associated with each of the underlying indices. Accordingly, the securities are appropriate only for investors who are capable of understanding the complexities and risks of the securities. You should consult your own financial, tax and legal advisors as to the risks of an investment in the securities and the appropriateness of the securities in light of your particular circumstances.

The following is a summary of certain key risk factors for investors in the securities. You should read this summary together with the more detailed description of risks relating to an investment in the securities contained in the section “Risk Factors Relating to the Securities” beginning on page EA-7 in the accompanying product supplement. You should also carefully read the risk factors included in the accompanying prospectus supplement and in the documents incorporated by reference in the accompanying prospectus, including Citigroup Inc.’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to the business of Citigroup Inc. more generally.

▪	You may lose a significant portion or all of your investment. Unlike conventional debt securities, the securities do not guarantee repayment of the stated principal amount at maturity. If the securities are not automatically redeemed prior to maturity, your payment at maturity will depend on the final index level of the worst performing underlying index on the final valuation date. If the final index level of the worst performing underlying index on the final valuation date is less than its trigger level, you will lose 1% of the stated principal amount of the securities for every 1% by which the worst performing underlying index has declined from its initial index level, regardless of the performance of the other underlying indices. There is no minimum payment at maturity on the securities, and you may lose your entire investment in the securities.

▪	The trigger feature of the securities exposes you to particular risks. If the final index level of the worst performing underlying index on the final valuation date is less than its trigger level, you will lose 1% of the stated principal amount of the securities for every 1% by which the worst performing underlying index has declined from its initial index level. Although you will be repaid your stated principal amount at maturity if the worst performing underlying index on the final valuation date depreciates by 20% or less from its initial index level, you will have full downside exposure to the worst performing underlying index if it depreciates by more than 20%. As a result, you may lose your entire investment in the securities.

▪	The securities do not pay interest. You should not invest in the securities if you seek current income during the term of the securities.

▪	Your potential return on the securities is limited. Your potential return on the securities is limited to the applicable premium payable upon automatic early redemption or at maturity. If the closing level of the worst performing underlying index on any valuation date prior to the final valuation date is greater than or equal to its initial index level, or if the securities are not automatically redeemed prior to maturity and the closing level of the worst performing underlying index on the final valuation date is greater than or equal to its initial index level, you will be repaid the stated principal amount of your securities and will receive the fixed premium applicable to that valuation date, regardless of how significantly the closing level of the worst performing underlying index on that valuation date may exceed its initial index level. Accordingly, the premium may result in a return on the securities that is significantly less than the return you could have achieved on a direct investment in any or all of the underlying indices.

▪	The securities are subject to the risks of each of the underlying indices and will be negatively affected if any underlying index performs poorly, even if the others perform well. You are subject to risks associated with each of the underlying indices. If any of the underlying indices performs poorly, you will be negatively affected, even if the other underlying indices perform well. The securities are not linked to a basket composed of the underlying indices, where the better performance of some underlying indices could ameliorate the poor performance of others. Instead, you are subject to the full risks of whichever of the underlying indices is the worst performing underlying index.

▪	You will not benefit in any way from the performance of the better performing underlying indices. The return on the securities depends solely on the performance of the worst performing underlying index, and you will not benefit in any way from the performance of the better performing underlying indices. The securities may underperform a similar investment in each of the underlying indices or a similar alternative investment linked to a basket composed of the underlying indices, since in either such case the performance of the better performing underlying indices would be blended with the performance of the worst performing underlying index, resulting in a better return than the return of the worst performing underlying index.

December 2024	PS-8

Citigroup Global Markets Holdings Inc.

4,516 Trigger Jump Securities with Auto-Callable Feature Based Upon the Worst Performing of the EURO STOXX 50® Index, the S&P 500® Index and the TOPIX® Index Due December 26, 2030

Principal at Risk Securities

▪	The term of the securities may be as short as one year. If the closing level of the worst performing underlying index on any valuation date prior to the final valuation date, including the valuation date expected to occur approximately one year after the pricing date, is greater than or equal to its initial index level, the securities will be automatically redeemed. The earlier the automatic redemption, the lower the premium you will receive. Additionally, if the securities are redeemed prior to maturity, you may not be able to reinvest at comparable terms or returns.

▪	You will be subject to risks relating to the relationship among the underlying indices. It is preferable from your perspective for the underlying indices to be correlated with each other, in the sense that they tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the underlying indices will not exhibit this relationship. The less correlated the underlying indices, the more likely it is that any one of the underlying indices will perform poorly over the term of the securities. All that is necessary for the securities to perform poorly is for one of the underlying indices to perform poorly; the performance of any underlying index that is not the worst performing underlying index is not relevant to your return on the securities at maturity or on an earlier automatic redemption date. It is impossible to predict what the relationship among the underlying indices will be over the term of the securities. The S&P 500® Index represents large capitalization stocks in the United States, the TOPIX® Index represents large capitalization stocks in Japan and the EURO STOXX 50® Index represents large capitalization stocks in the Eurozone. Accordingly, the underlying indices represent markets that differ in significant ways and, therefore, may not be correlated with each other.

▪	Investing in the securities is not equivalent to investing in the underlying indices or the stocks that constitute the underlying indices. You will not have voting rights, rights to receive any dividends or other distributions or any other rights with respect to any of the stocks that constitute the underlying indices. It is important to understand that, for purposes of measuring the performance of the underlying indices, the levels used will not reflect the receipt or reinvestment of dividends or distributions on the stocks that constitute the underlying indices. Dividend or distribution yield on the stocks that constitute the underlying indices would be expected to represent a significant portion of the overall return on a direct investment in the stocks that constitute the underlying indices, but will not be reflected in the performance of the underlying indices as measured for purposes of the securities (except to the extent that dividends and distributions reduce the levels of the underlying indices). Moreover, unlike a direct investment in the underlying indices, the appreciation potential of the securities is limited, as described above.

▪	Your return on the securities depends on the closing levels of the underlying indices on a limited number of days. Because your payment upon automatic early redemption, if applicable, or at maturity depends on the closing levels of the underlying indices solely on one of the valuation dates, you are subject to the risk that the closing levels of the underlying indices on those days may be lower, and possibly significantly lower, than on one or more other dates during the term of the securities. If you had invested in another instrument linked to the underlying indices that you could sell for full value at a time selected by you, or if the return on the securities was based on an average of closing levels of the underlying indices, you might have achieved better returns.

▪	The securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. If we default on our obligations under the securities and Citigroup Inc. defaults on its guarantee obligations, you may not receive any amounts owed to you under the securities.

▪	The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. CGMI currently intends to make a secondary market in relation to the securities and to provide an indicative bid price for the securities on a daily basis. Any indicative bid price for the securities provided by CGMI will be determined in CGMI’s sole discretion, taking into account prevailing market conditions and other relevant factors, and will not be a representation by CGMI that the securities can be sold at that price, or at all. CGMI may suspend or terminate making a market and providing indicative bid prices without notice, at any time and for any reason. If CGMI suspends or terminates making a market, there may be no secondary market at all for the securities because it is likely that CGMI will be the only broker-dealer that is willing to buy your securities prior to maturity. Accordingly, an investor must be prepared to hold the securities until maturity.

▪	The estimated value of the securities on the pricing date, based on CGMI’s proprietary pricing models and our internal funding rate, is less than the issue price. The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the issue price. These costs include (i) the selling concessions and structuring fees paid in connection with the offering of the securities, (ii) hedging and other costs incurred by us and our affiliates in connection with the offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates in connection with hedging our obligations under the securities. These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you. The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities. See “The estimated value of the securities would be lower if it were calculated based on our secondary market rate” below.

December 2024	PS-9

Citigroup Global Markets Holdings Inc.

4,516 Trigger Jump Securities with Auto-Callable Feature Based Upon the Worst Performing of the EURO STOXX 50® Index, the S&P 500® Index and the TOPIX® Index Due December 26, 2030

Principal at Risk Securities

▪	The estimated value of the securities was determined for us by our affiliate using proprietary pricing models. CGMI derived the estimated value disclosed on the cover page of this pricing supplement from its proprietary pricing models. In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of and correlation among the underlying indices, dividend yields on the stocks that constitute the underlying indices and interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities. Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes. You should not invest in the securities because of the estimated value of the securities. Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

▪	The estimated value of the securities would be lower if it were calculated based on our secondary market rate. The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. Our internal funding rate is generally lower than our secondary market rate, which is the rate that CGMI will use in determining the value of the securities for purposes of any purchases of the securities from you in the secondary market. If the estimated value included in this pricing supplement were based on our secondary market rate, rather than our internal funding rate, it would likely be lower. We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences. Our internal funding rate is not an interest rate that we will pay to investors in the securities, which do not bear interest.

Because there is not an active market for traded instruments referencing our outstanding debt obligations, CGMI determines our secondary market rate based on the market price of traded instruments referencing the debt obligations of Citigroup Inc., our parent company and the guarantor of all payments due on the securities, but subject to adjustments that CGMI makes in its sole discretion. As a result, our secondary market rate is not a market-determined measure of our creditworthiness, but rather reflects the market’s perception of our parent company’s creditworthiness as adjusted for discretionary factors such as CGMI’s preferences with respect to purchasing the securities prior to maturity.

▪	The estimated value of the securities is not an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you in the secondary market. Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor. Moreover, unlike the estimated value included in this pricing supplement, any value of the securities determined for purposes of a secondary market transaction will be based on our secondary market rate, which will likely result in a lower value for the securities than if our internal funding rate were used. In addition, any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding related hedging transactions. As a result, it is likely that any secondary market price for the securities will be less than the issue price.

▪	The value of the securities prior to maturity will fluctuate based on many unpredictable factors. The value of your securities prior to maturity will fluctuate based on the level and volatility of the underlying indices and a number of other factors, including the price and volatility of the stocks that constitute the underlying indices, the correlation among the underlying indices, dividend yields on the stocks that constitute the underlying indices, the volatility of the exchange rate between the U.S. dollar and the euro, the correlation between that exchange rate and the level of the EURO STOXX 50® Index, the volatility of the exchange rate between the U.S. dollar and the Japanese yen, the correlation between that exchange rate and the level of the TOPIX® Index, interest rates generally, the time remaining to maturity and our and/or Citigroup Inc.’s creditworthiness, as reflected in our secondary market rate. Changes in the levels of the underlying indices may not result in a comparable change in the value of your securities. You should understand that the value of your securities at any time prior to maturity may be significantly less than the issue price.

▪	Immediately following issuance, any secondary market bid price provided by CGMI, and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment. The amount of this temporary upward adjustment will steadily decline to zero over the temporary adjustment period. See “Valuation of the Securities” in this pricing supplement.

▪	The EURO STOXX 50® Index and the TOPIX® Index are subject to risks associated with foreign equity securities. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the SEC, and foreign companies are generally subject to accounting, auditing and financial reporting standards and requirements and securities trading rules that are different from those applicable to U.S. reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Moreover, the economies in such countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

December 2024	PS-10

Citigroup Global Markets Holdings Inc.

4,516 Trigger Jump Securities with Auto-Callable Feature Based Upon the Worst Performing of the EURO STOXX 50® Index, the S&P 500® Index and the TOPIX® Index Due December 26, 2030

Principal at Risk Securities

▪	The performance of the EURO STOXX 50® Index will not be adjusted for changes in the exchange rate between the euro and the U.S. dollar. The EURO STOXX 50® Index is composed of stocks traded in euro, the value of which may be subject to a high degree of fluctuation relative to the U.S. dollar. However, the performance of the EURO STOXX 50® Index and the value of your securities will not be adjusted for exchange rate fluctuations. If the euro appreciates relative to the U.S. dollar over the term of the securities, the performance of the EURO STOXX 50® Index as measured for purposes of the securities will be less than it would have been if it offered exposure to that appreciation in addition to the change in the prices of the underlying stocks.

▪	The performance of the TOPIX® Index will not be adjusted for changes in the exchange rate between the Japanese yen and the U.S. dollar. The TOPIX® Index is composed of stocks traded in Japanese yen, the value of which may be subject to a high degree of fluctuation relative to the U.S. dollar. However, the performance of the TOPIX® Index and the value of your notes will not be adjusted for exchange rate fluctuations. If the Japanese yen appreciates relative to the U.S. dollar over the term of the notes, your return on the notes will underperform an alternative investment that offers exposure to that appreciation in addition to the change in the level of the TOPIX® Index.

▪	Governmental regulatory actions, such as sanctions, could adversely affect your investment in the securities. Governmental regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding the securities or underlying shares, or engaging in transactions in them, and any such action could adversely affect the value of underlying shares. These regulatory actions could result in restrictions on the securities and could result in the loss of a significant portion or all of your initial investment in the securities, including if you are forced to divest the securities due to the government mandates, especially if such divestment must be made at a time when the value of the securities has declined.

▪	Our offering of the securities does not constitute a recommendation of any underlying index. The fact that we are offering the securities does not mean that we believe that investing in an instrument linked to the underlying indices is likely to achieve favorable returns. In fact, as we are part of a global financial institution, our affiliates may have positions (including short positions) in the stocks that constitute the underlying indices or in instruments related to the underlying indices or the stocks that constitute the underlying indices, and may publish research or express opinions, that in each case are inconsistent with an investment linked to the underlying indices. These and other activities of our affiliates may affect the levels of the underlying indices in a way that has a negative impact on your interests as a holder of the securities.

▪	The levels of the underlying indices may be adversely affected by our or our affiliates’ hedging and other trading activities. We have hedged our obligations under the securities through CGMI or other of our affiliates, who have taken positions directly in the stocks that constitute the underlying indices or in instruments related to the underlying indices and may adjust such positions during the term of the securities. Our affiliates also trade the stocks that constitute the underlying indices and other financial instruments related to the underlying indices on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions on behalf of customers. These activities could affect the levels of the underlying indices in a way that negatively affects the value of the securities. They could also result in substantial returns for us or our affiliates while the value of the securities declines.

▪	We and our affiliates may have economic interests that are adverse to yours as a result of our affiliates’ business activities. Our affiliates may currently or from time to time engage in business with the issuers of the stocks that constitute the underlying indices, including extending loans to, making equity investments in or providing advisory services to such issuers. In the course of this business, we or our affiliates may acquire non-public information about such issuers, which we will not disclose to you. Moreover, if any of our affiliates is or becomes a creditor of any such issuer, they may exercise any remedies against such issuer that are available to them without regard to your interests.

▪	The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities. If certain events occur, such as market disruption events or the discontinuance of any of the underlying indices, CGMI, as calculation agent, will be required to make discretionary judgments that could significantly affect your return on the securities. In making these judgments, the calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities.

▪	Changes that affect the underlying indices may affect the value of your securities. The sponsors of the EURO STOXX 50® Index, the S&P 500® Index and the TOPIX® Index may add, delete or substitute the stocks that constitute those indices or make other methodological changes that could affect the levels of those indices. We are not affiliated with any such index sponsor and, accordingly, we have no control over any changes any such index sponsor may make. Such changes could be made at any time and could adversely affect the performance of the underlying indices and the value of and your payment at maturity on the securities.

December 2024	PS-11

Citigroup Global Markets Holdings Inc.

4,516 Trigger Jump Securities with Auto-Callable Feature Based Upon the Worst Performing of the EURO STOXX 50® Index, the S&P 500® Index and the TOPIX® Index Due December 26, 2030

Principal at Risk Securities

▪	The U.S. federal tax consequences of an investment in the securities are unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid forward contracts. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

If you are a non-U.S. investor, you should review the discussion of withholding tax issues in “United States Federal Tax Considerations—Non-U.S. Holders” below.

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “United States Federal Tax Considerations” in this pricing supplement. You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

December 2024	PS-12

Citigroup Global Markets Holdings Inc.

4,516 Trigger Jump Securities with Auto-Callable Feature Based Upon the Worst Performing of the EURO STOXX 50® Index, the S&P 500® Index and the TOPIX® Index Due December 26, 2030

Principal at Risk Securities

Information About the EURO STOXX 50® Index

The EURO STOXX 50® Index is composed of 50 component stocks of market sector leaders from within the EURO STOXX® Supersector indices, which represent the Eurozone portion of the STOXX Europe 600® Supersector indices. The STOXX Europe 600® Supersector indices contain the 600 largest stocks traded on the major exchanges of certain European countries. The EURO STOXX 50® Index is reported by Bloomberg L.P. under the ticker symbol “SX5E.”

STOXX Limited (“STOXX”) and its licensors and CGMI have entered into a non-exclusive license agreement providing for the license to CGMI and its affiliates, in exchange for a fee, of the right to use the EURO STOXX 50® Index, which is owned and published by STOXX, in connection with certain financial instruments, including the securities. For more information, see “Equity Index Descriptions— The STOXX Benchmark Indices—License Agreement” in the accompanying underlying supplement.

Please refer to the section “Equity Index Descriptions—The STOXX Benchmark Indices—The EURO STOXX 50® Index” in the accompanying underlying supplement for important disclosures regarding the EURO STOXX 50® Index.

Historical Information

The closing level of the EURO STOXX 50® Index on December 20, 2024 was 4,862.28.

The graph below shows the closing level of the EURO STOXX 50® Index for each day such level was available from January 2, 2014 to December 20, 2024. We obtained the closing levels from Bloomberg L.P., without independent verification. You should not take the historical levels of the EURO STOXX 50® Index as an indication of future performance.

EURO STOXX 50® Index – Historical Closing Levels* January 2, 2014 to December 20, 2024

* The red line indicates the trigger level with respect to the EURO STOXX 50® Index of 3,889.824, equal to 80.00% of the closing level of the EURO STOXX 50® Index on December 20, 2024.

December 2024	PS-13

Citigroup Global Markets Holdings Inc.

4,516 Trigger Jump Securities with Auto-Callable Feature Based Upon the Worst Performing of the EURO STOXX 50® Index, the S&P 500® Index and the TOPIX® Index Due December 26, 2030

Principal at Risk Securities

Information About the S&P 500® Index

The S&P 500® Index consists of the common stocks of 500 issuers selected to provide a performance benchmark for the large capitalization segment of the U.S. equity markets. It is calculated and maintained by S&P Dow Jones Indices LLC. The S&P 500® Index is reported by Bloomberg L.P. under the ticker symbol “SPX.”

“Standard & Poor’s,” “S&P” and “S&P 500®” are trademarks of Standard & Poor’s Financial Services LLC and have been licensed for use by Citigroup Inc. and its affiliates. For more information, see “Equity Index Descriptions—The S&P U.S. Indices—License Agreement” in the accompanying underlying supplement.

Please refer to the section “Equity Index Descriptions—The S&P U.S. Indices” in the accompanying underlying supplement for important disclosures regarding the S&P 500® Index.

Historical Information

The closing level of the S&P 500® Index on December 20, 2024 was 5,930.85.

The graph below shows the closing level of the S&P 500® Index for each day such level was available from January 2, 2014 to December 20, 2024. We obtained the closing levels from Bloomberg L.P., without independent verification. You should not take the historical levels of the S&P 500® Index as an indication of future performance.

S&P 500® Index – Historical Closing Levels* January 2, 2014 to December 20, 2024

* The red line indicates the trigger level with respect to the S&P 500® Index of 4,744.680, equal to 80.00% of the closing level of the S&P 500® Index on December 20, 2024.

December 2024	PS-14

Citigroup Global Markets Holdings Inc.

4,516 Trigger Jump Securities with Auto-Callable Feature Based Upon the Worst Performing of the EURO STOXX 50® Index, the S&P 500® Index and the TOPIX® Index Due December 26, 2030

Principal at Risk Securities

Information About the TOPIX® Index

The TOPIX® Index tracks the Tokyo Stock Exchange and is a commonly used statistical indicator of trends in the Japanese stock market. It comprises all domestic common stocks listed on the TSE First Section. Stocks listed on the TSE First Section are generally large companies with longer established and more actively traded issues. The TOPIX® Index is calculated and maintained by the Tokyo Stock Exchange. The TOPIX® Index is reported by Bloomberg L.P. under the ticker symbol “TPX.”

The TOPIX® Trademarks, including “TOPIX®” and “TOPIX® Index,” are subject to the intellectual property rights owned by the Tokyo Stock Exchange, Inc., and have been licensed for use by Citigroup Global Markets Inc. and its affiliates. For more information, see “Equity Index Descriptions—The TOPIX® Index—License Agreement with the TSE” in the accompanying underlying supplement.

Please refer to the section “Equity Index Descriptions— The TOPIX® Index” in the accompanying underlying supplement for additional information.

Historical Information

The closing level of the TOPIX® Index on December 20, 2024 was 2,701.99.

The graph below shows the closing levels of the TOPIX® Index for each day such level was available from January 6, 2014 to December 20, 2024. We obtained the closing levels from Bloomberg L.P., without independent verification. You should not take the historical levels of the TOPIX® Index as an indication of future performance.

TOPIX® Index – Historical Closing Levels* January 6, 2014 to December 20, 2024

* The red line indicates the trigger level with respect to the TOPIX® Index of 2,161.592, equal to 80.00% of the closing level of the TOPIX® Index on December 20, 2024.

December 2024	PS-15

Citigroup Global Markets Holdings Inc.

4,516 Trigger Jump Securities with Auto-Callable Feature Based Upon the Worst Performing of the EURO STOXX 50® Index, the S&P 500® Index and the TOPIX® Index Due December 26, 2030

Principal at Risk Securities

United States Federal Tax Considerations

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “Summary Risk Factors” in this pricing supplement.

In the opinion of our counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, a security should be treated as a prepaid forward contract for U.S. federal income tax purposes. By purchasing a security, you agree (in the absence of an administrative determination or judicial ruling to the contrary) to this treatment. There is uncertainty regarding this treatment, and the IRS or a court might not agree with it.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result under current law:

•	You should not recognize taxable income over the term of the securities prior to maturity, other than pursuant to a sale or exchange.

•	Upon a sale or exchange of a security (including retirement at maturity), you should recognize capital gain or loss equal to the difference between the amount realized and your tax basis in the security. Such gain or loss should be long-term capital gain or loss if you held the security for more than one year.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding possible alternative tax treatments of the securities and potential changes in applicable law.

Non-U.S. Holders. Subject to the discussions below and in “United States Federal Tax Considerations” in the accompanying product supplement, if you are a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities, you generally should not be subject to U.S. federal withholding or income tax in respect of any amount paid to you with respect to the securities, provided that (i) income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements.

As discussed under “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders” in the accompanying product supplement, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities (“U.S. Underlying Equities”) or indices that include U.S. Underlying Equities. Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more U.S. Underlying Equities, as determined based on tests set forth in the applicable Treasury regulations. However, the regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2027 that do not have a “delta” of one. Based on the terms of the securities and representations provided by us, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. Underlying Equity and, therefore, should not be subject to withholding tax under Section 871(m).

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances, including your other transactions. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

If withholding tax applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

December 2024	PS-16

Citigroup Global Markets Holdings Inc.

4,516 Trigger Jump Securities with Auto-Callable Feature Based Upon the Worst Performing of the EURO STOXX 50® Index, the S&P 500® Index and the TOPIX® Index Due December 26, 2030

Principal at Risk Securities

Supplemental Plan of Distribution

CGMI, an affiliate of Citigroup Global Markets Holdings Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of $35.00 for each $1,000 security sold in this offering. From this underwriting fee, CGMI will pay selected dealers not affiliated with CGMI, including Morgan Stanley Wealth Management, and their financial advisors collectively a fixed selling concession of $30.00 for each $1,000 security they sell. In addition, Morgan Stanley Wealth Management will receive a structuring fee of $5.00 for each security they sell. For the avoidance of doubt, the fees and selling concessions described in this pricing supplement will not be rebated if the securities are automatically redeemed prior to maturity.

The costs included in the original issue price of the securities will include a fee paid by CGMI to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to this offering.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement and “Plan of Distribution” in each of the accompanying prospectus supplement and prospectus for additional information.

Valuation of the Securities

CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models. CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”). CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate. CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The value of the securities prior to maturity will fluctuate based on many unpredictable factors” in this pricing supplement, but not including our or Citigroup Inc.’s creditworthiness. These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.

For a period of approximately four months following issuance of the securities, the price, if any, at which CGMI would be willing to buy the securities from investors, and the value that will be indicated for the securities on any brokerage account statements prepared by CGMI or its affiliates (which value CGMI may also publish through one or more financial information vendors), will reflect a temporary upward adjustment from the price or value that would otherwise be determined. This temporary upward adjustment represents a portion of the hedging profit expected to be realized by CGMI or its affiliates over the term of the securities. The amount of this temporary upward adjustment will decline to zero on a straight-line basis over the four-month temporary adjustment period. However, CGMI is not obligated to buy the securities from investors at any time. See “Summary Risk Factors—The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity.”

Validity of the Securities

In the opinion of Davis Polk & Wardwell LLP, as special products counsel to Citigroup Global Markets Holdings Inc., when the securities offered by this pricing supplement have been executed and issued by Citigroup Global Markets Holdings Inc. and authenticated by the trustee pursuant to the indenture, and delivered against payment therefor, such securities and the related guarantee of Citigroup Inc. will be valid and binding obligations of Citigroup Global Markets Holdings Inc. and Citigroup Inc., respectively, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York, except that such counsel expresses no opinion as to the application of state securities or Blue Sky laws to the securities.

In giving this opinion, Davis Polk & Wardwell LLP has assumed the legal conclusions expressed in the opinions set forth below of Alexia Breuvart, Secretary and General Counsel of Citigroup Global Markets Holdings Inc., and Karen Wang, Senior Vice President – Corporate Securities Issuance Legal of Citigroup Inc. In addition, this opinion is subject to the assumptions set forth in the letter of Davis Polk & Wardwell LLP dated February 14, 2024, which has been filed as an exhibit to a Current Report on Form 8-K filed by Citigroup Inc. on February 14, 2024, that the indenture has been duly authorized, executed and delivered by, and is a valid, binding and enforceable agreement of, the trustee and that none of the terms of the securities nor the issuance and delivery of the securities and the related guarantee, nor the compliance by Citigroup Global Markets Holdings Inc. and Citigroup Inc. with the terms of the securities and the related guarantee respectively, will result in a violation of any provision of any instrument or agreement then binding upon Citigroup Global Markets Holdings Inc. or Citigroup Inc., as applicable, or any restriction imposed by any court or governmental body having jurisdiction over Citigroup Global Markets Holdings Inc. or Citigroup Inc., as applicable.

December 2024	PS-17

Citigroup Global Markets Holdings Inc.

4,516 Trigger Jump Securities with Auto-Callable Feature Based Upon the Worst Performing of the EURO STOXX 50® Index, the S&P 500® Index and the TOPIX® Index Due December 26, 2030

Principal at Risk Securities

In the opinion of Alexia Breuvart, Secretary and General Counsel of Citigroup Global Markets Holdings Inc., (i) the terms of the securities offered by this pricing supplement have been duly established under the indenture and the Board of Directors (or a duly authorized committee thereof) of Citigroup Global Markets Holdings Inc. has duly authorized the issuance and sale of such securities and such authorization has not been modified or rescinded; (ii) Citigroup Global Markets Holdings Inc. is validly existing and in good standing under the laws of the State of New York; (iii) the indenture has been duly authorized, executed and delivered by Citigroup Global Markets Holdings Inc.; and (iv) the execution and delivery of such indenture and of the securities offered by this pricing supplement by Citigroup Global Markets Holdings Inc., and the performance by Citigroup Global Markets Holdings Inc. of its obligations thereunder, are within its corporate powers and do not contravene its certificate of incorporation or bylaws or other constitutive documents. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York.

Alexia Breuvart, or other internal attorneys with whom she has consulted, has examined and is familiar with originals, or copies certified or otherwise identified to her satisfaction, of such corporate records of Citigroup Global Markets Holdings Inc., certificates or documents as she has deemed appropriate as a basis for the opinions expressed above. In such examination, she or such persons has assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Global Markets Holdings Inc.), the authenticity of all documents submitted to her or such persons as originals, the conformity to original documents of all documents submitted to her or such persons as certified or photostatic copies and the authenticity of the originals of such copies.

In the opinion of Karen Wang, Senior Vice President – Corporate Securities Issuance Legal of Citigroup Inc., (i) the Board of Directors (or a duly authorized committee thereof) of Citigroup Inc. has duly authorized the guarantee of such securities by Citigroup Inc. and such authorization has not been modified or rescinded; (ii) Citigroup Inc. is validly existing and in good standing under the laws of the State of Delaware; (iii) the indenture has been duly authorized, executed and delivered by Citigroup Inc.; and (iv) the execution and delivery of such indenture, and the performance by Citigroup Inc. of its obligations thereunder, are within its corporate powers and do not contravene its certificate of incorporation or bylaws or other constitutive documents. This opinion is given as of the date of this pricing supplement and is limited to the General Corporation Law of the State of Delaware.

Karen Wang, or other internal attorneys with whom she has consulted, has examined and is familiar with originals, or copies certified or otherwise identified to her satisfaction, of such corporate records of Citigroup Inc., certificates or documents as she has deemed appropriate as a basis for the opinions expressed above. In such examination, she or such persons has assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Inc.), the authenticity of all documents submitted to her or such persons as originals, the conformity to original documents of all documents submitted to her or such persons as certified or photostatic copies and the authenticity of the originals of such copies.

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December 2024	PS-18